Exhibit 4.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

OF

KKR & CO. L.P.

Dated as of October 1, 2012

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of October 1, 2012, by and among KKR & Co. L.P., a Delaware limited partnership (the “Partnership”), AUSA Holding Company, a Maryland corporation (“AEGON Parent”) and the other persons listed on the signature page hereto.

WHEREAS, KKR Management Holdings L.P., a Delaware limited partnership and the Covered Persons (as defined below) are parties to a Purchase and Sale Agreement, dated as of June 18, 2012 (as may be amended, modified or supplemented from time to time, the “Purchase and Sale Agreement”);

WHEREAS, under the terms of the Purchase and Sale Agreement, the Covered Persons may receive in the future common units representing limited partner interests in the Partnership (the “Common Units”); and

WHEREAS, the Partnership desires to provide the Covered Persons rights to registration with respect to any Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER MATTERS

Section 1.1             Definitions.  Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section 1.1:

“AEGON Covered Person” means any Covered Person that is an AEGON Seller (as defined in the Purchase and Sale Agreement).

“AEGON Covered Persons Representative” has the meaning ascribed to such term in Section 3.10(b).

“Agreement” has the meaning ascribed to such term in the Recitals and includes any amendments thereto.

“Beneficial owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Managing Partner.

“Common Units” has the meaning ascribed to such term in the Recitals and includes any successor security thereto.

“Covered Person” means each of the parties hereto (other than the Partnership and AEGON Parent) and any Permitted Transferee that owns Registrable Securities, provided that any such Permitted Transferee agrees in writing to be bound by the terms of this Agreement in accordance with Section 3.1(d).

“Covered Persons Representatives” has the meaning ascribed to such term in Section 3.10(b).

“Effectiveness Date” has the meaning ascribed to such term in Section 2.1(b).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Governmental Authority” means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

“Immediate Family” means, with respect to any natural person, (a) such person’s current spouse, parents, grandparents, children, grandchildren and siblings (in each case whether adoptive or biological), (b) current spouses of such person’s children, grandchildren and siblings (in each case whether adoptive or biological), or (c) estates, trusts, partnerships and other entities of which all of the interests are held directly or indirectly by the foregoing.

“Indemnified Parties” has the meaning ascribed to such term in Section 2.6.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any Governmental Authority with jurisdiction over the Partnership or any Covered Person, as the case may be.

“Management Covered Persons Representative” has the meaning ascribed to such term in Section 3.10(a).

“Management Covered Person” means any Covered Person that is a Management Seller (as defined in the Purchase and Sale Agreement).

“Managing Partner” means KKR Management LLC, a Delaware limited liability company, and any successor or other person that is admitted to the Partnership as general partner of the Partnership, each in its capacity as a general partner of the Partnership (except as the context otherwise requires).

“Partnership” has the meaning ascribed to such term in the Recitals and includes its successors.

“Permitted Transferee” means, in the case of a Management Covered Person, a member of the Immediate Family of such Management Covered Person.

“Purchase and Sale Agreement” has the meaning ascribed to such term in the Recitals.

“Registering Covered Person” means any Covered Person for which Registrable Securities are covered by the applicable Shelf Registration Statement.

“Registrable Securities” means Common Units delivered to a Covered Person pursuant to the Purchase and Sale Agreement and any securities or units of the Partnership or any successor or assign of any such person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.  For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities of a Covered Person are eligible to be sold by such Covered Person pursuant to Rule 144 without any holding period or volume limitation or (iii) such Registrable Securities cease to be outstanding.

“Registration Expenses” means any and all expenses incident to the performance of or compliance by the Partnership with this Agreement, including all (i) SEC and securities exchange registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) reasonable fees and disbursements of legal counsel for the Partnership and for a single counsel for all of the holders of the Registrable Securities, and (vii) reasonable fees and expenses of any special experts retained by the Partnership in connection with such registration.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” has the meaning ascribed to such term in Section 2.1(a).

“Trading Day” means a day on which the Common Units are traded on the New York Stock Exchange.

Section 1.2             Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (d) the word “person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), Governmental Authority or other entity (or series thereof). The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1             Shelf Registration Statement.

(a)           The Partnership shall, at least 90 days prior to each Effectiveness Date, as defined below, file with the SEC one or more “shelf” registration statements covering the resale of such Registrable Securities for offerings to be made on a continuous basis pursuant to Rule 415 of the Securities Act (the “Shelf Registration Statement”); provided, however, if the Partnership is eligible to file an automatic Shelf Registration Statement, the Partnership shall not be required to file such Shelf Registration Statement until the Effectiveness Date.  Notwithstanding the foregoing, the Partnership shall be entitled to postpone the filing of an automatic Shelf Registration Statement to the same extent that it is entitled to prohibit sales of Registrable Securities under an effective Shelf Registration Statement pursuant to Section 2.2(d) below.

(b)           The Partnership shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the SEC on or prior to the first date on which the applicable Registrable Securities are required to be delivered to any Covered Person under the Purchase and Sale Agreement (the “Effectiveness Date”) or, if it cannot be declared effective on the date of delivery, as soon as possible thereafter, and shall use its commercially reasonable efforts to keep such Shelf Registration Statement continually effective until the Registrable Securities covered by such Shelf Registration Statement cease to constitute Registrable Securities.  For the avoidance of doubt, the Partnership’s obligation to any particular Covered Person to use its commercially reasonable efforts to keep such Shelf Registration Statement effective shall cease upon such time as the Common Units delivered to such Covered Person pursuant to the Purchase and Sale Agreement cease to constitute Registrable Securities.  Notwithstanding the foregoing, the Partnership shall be entitled to postpone causing any Shelf Registration Statement to be declared effective to the same extent that it is entitled to prohibit sales of Registrable Securities under an effective Shelf Registration Statement pursuant to Section 2.2(d) below.

(c)           The Partnership shall be liable for and pay all Registration Expenses in connection with any Shelf Registration Statement, regardless of whether such registration is effected.

Section 2.2             Registration Procedures.  At such time as the Partnership is obligated under this Article II to use its commercially reasonable efforts to effect and maintain a Shelf Registration Statement on behalf of Covered Persons, then:

(a)           At least five Trading Days prior to the initial filing, and two Trading Days prior to each subsequent filing, with the SEC of any registration statement or prospectus or any amendment or supplement thereto, the Partnership shall furnish to each Registering Covered Person copies of such registration statement as proposed to be filed, including each amendment and supplement thereto, and thereafter the Partnership shall furnish to such Registering Covered Person such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and such other documents as such Registering Covered Person may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Covered Person.  The Registering Covered Person shall have the right to request that the Partnership modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Registering Covered Person and the Partnership shall use its all commercially reasonable efforts to comply with such request, provided, however, that the Partnership shall not have any obligation to so modify any information if the Partnership reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall notify such Registering Covered Person of its determination.

(b)           After the filing of the registration statement, the Partnership shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Covered Persons thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Covered Person holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC suspending the effectiveness of such registration statement or any state securities commission and take all commercially reasonable efforts to prevent the entry of such stop order or to obtain the withdrawal of such order if entered as soon as practicable thereafter.

(c)           The Partnership shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States any

Registering Covered Person holding such Registrable Securities reasonably (in light of the intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Covered Person to consummate the disposition of the Registrable Securities owned by such person, provided that the Partnership shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.2(c), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(d)           The Partnership shall immediately notify each Registering Covered Person holding such Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Registering Covered Person and file with the SEC any such supplement or amendment.  Notwithstanding the foregoing and the provisions of Section 2.1(b), upon notice to each Covered Person whose Registrable Securities are covered by any Shelf Registration Statement, the Partnership shall be entitled to prohibit sales of Registrable Securities under such Shelf Registration Statement by each such Covered Person on up to three occasions during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 120 days in the aggregate (which periods may not be extended or renewed), if (i) the Managing Partner shall determine in good faith that effecting the registration would materially and adversely affect an offering of securities of the Partnership the preparation of which had then been commenced or (ii) the Partnership is in possession of material non-public information the disclosure of which during the period specified in such notice the Managing Partner believes in good faith would not be in the best interests of the Partnership.  Notwithstanding the foregoing, the Partnership shall not prohibit sales of Registrable Securities under such Shelf Registration Statement with respect to an AEGON Covered Person (x) due to the occurrence of a normal quarterly blackout period under the normal quarterly trading window policy applicable to employees of the Partnership and its subsidiaries; provided that for the avoidance of doubt, the Partnership shall be entitled to prohibit sales of Registrable Securities under such Shelf Registration Statement by an AEGON Covered Person during any such normal quarterly blackout period with respect thereto due to circumstances independent of those that give rise to the normal quarterly blackout period or (y) (I) within ten Trading Days after the delivery of any KKR Units to any AEGON Covered Person under the Purchase and Sale Agreement or (II) within ten Trading Days after the conclusion of any other prohibition of sales of Registrable Securities under such Shelf Registration Statement with respect to an AEGON Covered Person made pursuant to this Section 2.2(d).

(e)           The Partnership shall use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Common Units are then listed or traded.

(f)            Each Registering Covered Person shall, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Article II, promptly furnish in writing to the Partnership the information set forth in Appendix A (which may be amended from time to time as necessary or advisable in light of applicable Law) and such other information regarding itself and the distribution of the Registrable Securities as the Partnership may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration.

(g)           Each Registering Covered Person agrees that, upon receipt of any notice from the Partnership of the happening of any event of the kind described in Section 2.2(d), such Registering Covered Person shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Registering Covered Person’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(d), and, if so directed by the Partnership, such Registering Covered Person shall deliver to the Partnership all copies, other than any permanent file copies then in such Registering Covered Person’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 2.3             Indemnification by the Partnership.  In the event of any registration of any Registrable Securities of the Partnership under the Securities Act pursuant to this Article II, the Partnership will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, a Registering Covered Person, each affiliate of such Registering Covered Person and their respective directors and officers or general and limited partners or members and managing members (including any director, officer, affiliate, employee, agent and controlling person of any of the foregoing) and each other person, if any, who controls such seller within the meaning of the Securities Act (collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment or supplement thereto under which such Registrable Securities were registered or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus in respect of the Registrable Securities, or amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Partnership shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Partnership by a Registering Covered Person specifically for use in the preparation thereof.

Section 2.4             Indemnification by Registering Covered Persons.   Each Registering Covered Person hereby indemnifies and holds harmless the Partnership and all other prospective sellers of Registrable Securities, the directors of the Managing Partner, each officer of the Managing Partner or the Partnership who signed the Registration Statement and each person, if any, who controls the Partnership and all other prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 2.3 above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by a Registering Covered Person specifically for use in the preparation of such registration statement, prospectus, or amendment or supplement thereto.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Partnership, any of the Registering Covered Persons or any of their respective affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such person.  In no event shall any such indemnification liability of any Registering Covered Person be greater in amount than the dollar amount of the proceeds received by such Registering Covered Person upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 2.5             Conduct of Indemnification Proceedings.  Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article II, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article II, except to the extent that the indemnifying party is prejudiced by such failure to give notice.

In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based on advice of counsel, a conflict of interest between such Indemnified Party and indemnifying party may reasonably exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume control of the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Covered Person, its affiliates, directors and officers and any control persons of such Indemnified Party shall be designated in writing by the Covered Person Representatives, (y) in all other cases shall be designated in writing by the Managing Partner.

The indemnifying person shall not be liable for any settlement or compromise of a claim, suit, investigation or proceeding, which is effected without its written consent (which shall not be unreasonably withheld), but if settled or compromised with such consent, the indemnifying person agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or compromise.  No indemnifying person shall, without the written consent of the Indemnified Party (which shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened claim, suit, investigation or proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such claim, suit, investigation or proceeding, (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party, and (C) does not impose on such Indemnified Party any liability or other obligation other than the payment of monetary sums that will be fully paid by or on behalf of the indemnifying party.

Section 2.6             Contribution.  If the indemnification provided for in this Article II from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 2.6 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any claim, suit, investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 2.7             Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Partnership and the Registering Covered Person participating therein with respect to any required registration or other qualification of securities under any Law other than the Securities Act.

Section 2.8             Rule 144 Reporting.  With a view to making available to the Covered Persons the benefits of certain rules and regulations of the SEC which may permit the sale of Common Units without registration, the Partnership agrees, as long as Registrable Securities are outstanding, to use its commercially reasonable efforts to:  (a) make and keep available adequate public information, as those terms are understood and defined in Rule 144, and (b) furnish to any Covered Person, so long as such Covered Person owns any Registrable Securities, (1) upon request by any Covered Person, to the extent accurate, a written statement by the Partnership that it has complied with the reporting requirements of Rule 144 and (2) to the extent not then publicly available, a copy of the most recent annual or quarterly report of the Partnership and such other reports and documents so filed by the Partnership as any Covered Person shall reasonably request.

Section 2.9             Acknowledgement Regarding the Partnership.  Other than those determinations reserved expressly to the Covered Persons Representatives, all determinations necessary or advisable under this Article II shall be made by the Managing Partner, the determinations of which shall be final and binding.

Section 2.10           Mergers, Recapitalizations, Exchanges or Other Transactions Affecting Registrable Securities.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or units of the Partnership or any successor or assign of any such person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

ARTICLE III

MISCELLANEOUS

Section 3.1             Term of the Agreement; Termination of Certain Provisions.

(a)           The term of this Agreement shall continue until such time as no Covered Person holds any Registrable Securities and no Covered Person may become entitled to receive Registrable Securities under the Purchase and Sale Agreement; provided however that with respect to securities that ceased to be Registrable Securities by virtue of clause (ii) of the definition thereof, if the condition in clause (ii) of the definition thereof ceases to be satisfied at any point during the three month period immediately following such cessation, any such securities that are still held by a Covered Person shall once again be considered Registrable Securities hereunder and the terms of this Agreement shall continue to apply with respect thereto.  If any Registrable Securities are sold pursuant to a Shelf Registration Statement, the provisions of Sections 2.3, 2.4, 2.5, 2.6 and 2.7 and this Article III shall survive any termination of this Agreement pursuant to this Section 3.1(a).

(b)           Unless this Agreement is theretofore terminated pursuant to Section 3.1(a) hereof, a Covered Person shall be bound by the provisions of this Agreement with respect to any

Registrable Securities until such time as such Covered Person ceases to hold any Registrable Securities or ceases to become entitled to receive Registrable Securities under the Purchase and Sale Agreement.  Thereafter, such Covered Person shall no longer be bound by the provisions of this Agreement other than Sections 2.4, 2.5, 2.6 and 2.7 and this Article III.

(c)           Notwithstanding anything herein to the contrary, any Covered Person shall cease to have any rights under this Agreement at the time that such Covered Person becomes a Bad Leaver (as such term is defined in the Purchase and Sale Agreement), provided, however, that no such Covered Person shall be relieved of any such Covered Person’s obligations under Sections 2.4, 2.5, 2.6 and 2.7.

(d)           Any Permitted Transferee that owns Registrable Securities shall be a Covered Person; provided that such Permitted Transferee signs an agreement in a form  acceptable to the Partnership acknowledging that such Permitted Transferee is bound by the terms and provisions of this Agreement and such agreement is received by the Partnership.

Section 3.2             Amendments; Waiver.

(a)           This Agreement may not be amended or modified and no provision may be waived except, in the case of an amendment or modification, by an instrument or instruments in writing signed and delivered by or on behalf, in the case of an amendment or modification, each of the parties hereto and, in the case of a waiver, the party against whom the waiver is to be effective; provided that no amendment or modification shall require the consent of a Covered Person who no longer owns any Registrable Securities and may no longer become entitled to receive Registrable Securities under the Purchase and Sale Agreement.

(b)           Each Covered Person understands that from time to time certain Covered Persons will cease to be bound by the provisions of this Agreement pursuant to the terms hereof.

Section 3.3             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 3.4             Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Any and all disputes which cannot be settled amicably, including any ancillary claims of any party arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including without limitation the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York, New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. Except as required by law or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the parties shall not disclose any awards, any materials in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain.

(b)           Notwithstanding the provisions of paragraph (a), the Managing Partner may bring, or may cause the Partnership to bring, on behalf of the Managing Partner or the Partnership, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award and, for the purposes of this paragraph (b), each Covered Person (i) expressly consents to the application of paragraph (c) of this Section 3.4 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Managing Partner as such Covered Person’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Covered Person of any such service of process, shall be deemed in every respect effective service of process upon the Covered Person in any such action or proceeding.

(c)           EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.4, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement and to the parties’ relationship with one another. The parties hereby waive, to the fullest extent permitted by applicable Law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding referred to in this Section 3.4 brought in any court referenced herein and such parties agree not to plead or claim the same.

Section 3.5             Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt by the intended recipient) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.5):

If to a Covered Person, at the address of such Covered Person then in the records of the Partnership.

If to the Partnership, at

KKR & Co. L.P.
9 West 57th Street, Suite 4200

New York, NY 10019
Attention: General Counsel
Fax: 212-750-7003

Section 3.6             Severability.  If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 3.7             Specific Performance.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be then available.

Section 3.8             Assignment; Successors.  This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Covered Persons; provided, however, that a Covered Person may not assign this Agreement or any of his rights or obligations hereunder, and any purported assignment in breach hereof by a Covered Person shall be null and void; and provided further that no assignment of this Agreement by the Partnership or to a successor of the Partnership (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to all or substantially of the business of the Partnership.

Section 3.9             No Third-Party Rights.  Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section 3.10           Designation of Covered Persons Representatives.

(a)           Each Management Covered Person hereby irrevocably appoints the individual named as the Management Sellers Representative pursuant to the Purchase and Sale Agreement as the sole agent of such Covered Persons (the “Management Covered Persons Representative”) to act on behalf of such person regarding any matter relating to or arising under this Agreement and the transactions contemplated by this Agreement, including for the purposes of:  (i) taking any action on behalf of any such Management Covered Person that may be necessary and desirable, as determined by the Management Covered Persons Representative in its sole discretion, in connection with the indemnification and contribution provisions contained in Article II, or the amendment, modification or waiver of this Agreement in accordance with

Section 3.2; (ii) accepting notices on behalf of any such Management Covered Person in accordance with Section 3.5; (iii) executing and delivering, on behalf of any such Management Covered Person, any notices, documents or certificates to be executed by any such Management Covered Person in connection with this Agreement and the transactions contemplated by this Agreement; and (iv) granting any consent or approval on behalf of any such Management Covered Person pursuant to this Agreement.   As the representative of the foregoing Management Covered Persons under this Agreement and the transactions contemplated by this Agreement, the Management Covered Persons Representative shall act as the agent for each such Management Covered Person and shall have authority to bind each such person in accordance with the terms hereof.  The Management Covered Persons Representative will at all times be entitled to rely on any directions received from the applicable Covered Person; provided, however, that the Management Covered Persons Representative shall not be required to follow any such direction, and shall be under no obligation to take any action in his capacity as the Management Covered Persons Representative based upon any such direction.  The relationship created herein is not to be construed as a joint venture or any form of partnership between or among the Management Covered Persons Representative or any Management Covered Person arising out of this 3.10(a) for any purpose of law, including federal or state income tax purposes.  Neither the Management Covered Persons Representative nor any of its affiliates owes any fiduciary or other duty to any Management Covered Person arising out of this Section 3.10(a).

(b)           Each AEGON Covered Person hereby irrevocably appoints AEGON Parent as the sole agent of such AEGON Covered Person (the “AEGON Covered Persons Representative”; and, together with the Management Covered Persons Representative, the “Covered Persons Representatives”) to act on behalf of such person regarding any matter relating to or arising under this Agreement and the transactions contemplated by this Agreement, including for the purposes of: (i) taking any action on behalf of any such AEGON Covered Person that may be necessary and desirable, as determined by the AEGON Covered Persons Representative in its sole discretion, in connection with the indemnification and contribution provisions contained in Article II, or the amendment, modification or waiver of this Agreement in accordance with Section 3.2; (ii) accepting notices on behalf of any such AEGON Covered Person in accordance with Section 3.5; (iii) executing and delivering, on behalf of any such AEGON Covered Person, any notices, documents or certificates to be executed by any such AEGON Covered Person in connection with this Agreement and the transactions contemplated by this Agreement; and (iv) granting any consent or approval on behalf of any such AEGON Covered Person pursuant to this Agreement. As the representative of the foregoing AEGON Covered Persons under this Agreement and the transactions contemplated by this Agreement, the AEGON Covered Persons Representative shall act as the agent for each such AEGON Covered Person and shall have authority to bind each such person in accordance with the terms hereof.  The AEGON Covered Persons Representative will at all times be entitled to rely on any directions received from the applicable AEGON Covered Person; provided, however, that the AEGON Covered Persons Representative shall not be required to follow any such direction, and shall be under no obligation to take any action in his capacity as the AEGON Covered Persons Representative based upon any such direction.  The relationship created herein is not to be construed as a joint venture or any form of partnership between or among the AEGON Covered Persons Representative or any AEGON Covered Person arising out of this 3.10(b) for any purpose of law, including federal or state income tax purposes.  Neither the AEGON Covered

Persons Representative nor any of its affiliates owes any fiduciary or other duty to any AEGON Covered Person arising out of this Section 3.10(b).

(c)           The Partnership may rely exclusively, without independent verification or investigation, upon all decisions, communications or writings made, given or executed by the Covered Persons Representatives in connection with this Agreement and the transactions contemplated by this Agreement. The Partnership is entitled to deal exclusively with the Covered Persons Representatives on all matters relating to this Agreement and the transactions contemplated by this Agreement. Any action taken or not taken or decisions, communications or writings made, given or executed by the Covered Persons Representatives, for or on behalf of any Covered Person, shall be deemed an action taken or not taken or decisions, communications or writings made, given or executed by such person. Any notice or communication delivered by the Partnership to the Covered Persons Representatives shall be deemed to have been delivered to all of the Covered Persons. The Partnership shall be entitled to disregard any decisions, communications or writings made, given or executed by any Covered Person in connection with this Agreement and the transactions contemplated by this Agreement unless the same is made, given or executed by the applicable Covered Person Representative.

(d)           Each Management Covered Person hereby appoints the Management Covered Persons Representative as such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, in such person’s name, place and stead, in any and all capacities, in connection with this Agreement and the transactions contemplated by this Agreement, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the transactions contemplated by this Agreement as fully to all intents and purposes as such person might or could do in person.

(e)           Each AEGON Covered Person hereby appoints the AEGON Covered Persons Representative as such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, in such Person’s name, place and stead, in any and all capacities, in connection with this Agreement and the transactions contemplated by this Agreement, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the transactions contemplated by this Agreement as fully to all intents and purposes as such Person might or could do in person.

(f)            Notwithstanding anything to the contrary set forth herein, the Partnership shall not be liable for any liabilities, losses, costs, damages, expenses or penalties  to any person, including any Covered Person, for any action taken or not taken by the Covered Persons Representatives or for any act or omission taken or not taken in reliance upon the actions taken or not taken or decisions, communications or writings made, given or executed by the Covered Persons Representatives.

Section 3.11           No Inconsistent Agreements,  Neither the Partnership nor any of its subsidiaries has entered, as of the date hereof, nor shall the Partnership or any of its subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Covered Persons in this Agreement or otherwise conflicts with the provisions hereof.

Section 3.12           Section Headings.  The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

Section 3.13           Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.14           AEGON Parent Obligations.  Notwithstanding anything in this Agreement to the contrary, AEGON Parent shall be jointly and severally responsible for any obligations of any AEGON Covered Person hereunder, including under Sections 2.4, 2.5, 2.6 and 2.7.  In the event that any person(s) become required to be jointly and severally liable for the obligations of AEGON Parent under the Purchase and Sale Agreement pursuant to Section 10.19(b) thereof, AEGON Parent shall cause such person(s) to become jointly and severally liable for the obligations of AEGON Parent hereunder.

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IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

KKR & CO. L.P.

By: KKR Management LLC, its
general partner

By:	/s/ David J. Sorkin
Name: David J. Sorkin
Title: General Counsel

Signature Page to Registration Rights Agreement

GIRISH REDDY

/s/ Girish Reddy

THOMAS J. HEALEY

/s/ Thomas J. Healey

GAVYN DAVIES

/s/ Gavyn Davies

FRANCIS CONROY

/s/ Francis Conroy

WILLIAM COOK

/s/ William Cook

MARK DEGAETANO

/s/ Mark DeGaetano

EMANUEL DERMAN

/s/ Emanuel Derman

DONNA HEITZMAN

/s/ Donna Heitzman

SHANKAR NAGARAJAN

/s/ Shankar Nagarajan

PAUL ROBERTS

/s/ Paul Roberts

HELENMARIE RODGERS

/s/ Helenmarie Rodgers

Signature Page to Registration Rights Agreement

MICHAEL RUDZIK

/s/ Michael Rudzik

ERIC WOLFE

/s/ Eric Wolfe

MEGAN HAGERTY

/s/ Megan Hagerty

JOHN C. HAGERTY

/s/ John C. Hagerty

THOMAS JEREMIAH HEALEY

/s/ Thomas Jeremiah Healey

GIRISH V. REDDY TRUST

By:	/s/ Ivan Sacks
Name: Ivan Sacks
Title: Trustee

By:	/s/ Lou Picatelli
Name: Lou Picatelli
Title: Co-Trustee

THE HEALEY DESCENDANTS’ 2002 TRUST

By:	/s/ John C. Hagerty
Name: John C. Hagerty
Title: Trustee

Signature Page to Registration Rights Agreement

AUSA HOLDING COMPANY

By:	/s/ Patrick DePalma
Name: Patrick DePalma
Title: Vice President

PRISMA HOLDINGS, INC. I

By:	/s/ Kirk Buese
Name: Kirk Buese
Title: Vice President

PRISMA HOLDINGS, INC. II

By:	/s/ Kirk Buese
Name: Kirk Buese
Title: Vice President

Signature Page to Registration Rights Agreement

Appendix A

KKR & CO. L.P.

Covered Person Questionnaire

The undersigned Covered Person understands that the Partnership has filed or intends to file with the SEC a registration statement for the registration of the Common Units (as such may be amended, the “Registration Statement”), in accordance Article II of the Registration Rights Agreement, dated as of October 1, 2012 (the “Registration Rights Agreement”), among the Partnership and the Covered Persons referred to therein.  A copy of the Agreement is available from the Partnership upon request at the address set forth below.  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

NOTICE

The undersigned Covered Person hereby gives notice to the Partnership of its intention to register Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement.  The undersigned, by signing and returning this Questionnaire, understands that it will be bound by the terms and conditions of this Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned Covered Peson has agreed to indemnify and hold harmless the Partnership and all other prospective sellers of Registrable Securities, the directors of the Managing Partner, each officer of the Managing Partner who signed the Registration Statement and each person, if any, who controls the Partnership and all other prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 2.3 therein, with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information provided in this Questionnaire.

The undersigned Covered Person hereby provides the following information to the Partnership and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.                                      Name.

(a)                                  Full Legal Name of Covered Person:

(b)                                 Full Legal Name of Covered Person (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)                                  Full Legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

(d)                                 Full Legal Name of natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Registrable Securities listed in Item 3 below):

2.                                      Address for Notices to Covered Person:

Telephone:

Fax:

Email:

Contact Person:

3.                                      Beneficial Ownership of Registrable Securities:

Number of Registrable Securities beneficially owned:

4.                                      Broker-Dealer Status:

(a)                                  Are you a broker-dealer?

Yes   ☐               No   ☐

Note:                   If yes, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)                                 Are you an affiliate of a broker-dealer?

Yes   ☐               No   ☐

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If yes, please identify the broker-dealer with whom the Covered Person is affiliated and the nature of the affiliation:

(c)                                  If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ☐               No   ☐

Note:                   If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(d)                                 If you are (1) a broker-dealer or (2) an affiliate of a broker-dealer and answered “no” to Question 4(c), do you consent to being named as an underwriter in the Registration Statement?

Yes   ☐               No   ☐

5.                                      Beneficial Ownership of Other Securities of the Partnership Owned by the Covered Person.

Except as set forth below in this Item 5, the undersigned Covered Person is not the beneficial or registered owner of any securities of the Partnership other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Covered Person:

6.                                      Relationships with the Partnership:

Except as set forth below, neither the undersigned Covered Person nor any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Managing Partner or the Partnership (or its predecessors or affiliates) during the past three years.

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State any exceptions here:

7.                                      Intended Method of Disposition of Registrable Securities (Only Applicable to a Demand Registration Effected Pursuant to Section 2.2 of the Registration Rights Agreement):

Intended Method or Methods of Disposition of Registrable Securities beneficially owned:

The undersigned agrees to promptly notify the Partnership of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and at any time while the Registration Statement remains in effect.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Partnership in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE SEND A COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE BY FAX, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

KKR & Co. L.P.
9 West 57th Street, Suite 4200

New York, NY 10019
Attention: General Counsel
Facsimile: 212-750-0003

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